                                                                   EXHIBIT 10.20

                       EMPLOYMENT TERMINATION AGREEMENT
                       --------------------------------



  THIS AGREEMENT, dated as of the 29th day of March, 1998, is by and between Silverado Foods, Inc., an Oklahoma corporation ("Silverado"), and Tim Soldati ("Soldati").


                                 R E C I T A L S



  A. Silverado and Soldati entered an Employment Agreement dated December 31, 1993, which was amended pursuant to an agreement dated March 21, 1995 (as amended, the "Employment Agreement").

  B. Silverado and Soldati are parties to a Royalty Termination Agreement dated November 8, 1996 (the "Royalty Termination Agreement").

  C. Silverado and Soldati desire to resolve certain issues relating to the Employment Agreement and the Royalty Termination Agreement.

  D. Pursuant to the Royalty Termination Agreement, Silverado issued to Soldati the Primary Shares and the Contingent Shares (as such terms are defined in the Royalty Termination Agreement). As of the date of this Agreement, Soldati owns 195,300 shares of the original Primary Shares and Contingent Shares.

  NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

  1. Effective Date. The Effective Date of this Agreement shall be September 1, 1997 (the "Effective Date").

  2. Termination of Employment Agreement. The Employment Agreement and Soldati's employment with Silverado are hereby terminated as of the Effective Date. Accordingly, all rights, duties and obligations of Silverado and Soldati relating to the Employment Agreement are hereby terminated.

  3. Payment to Soldati. Silverado shall pay to Soldati the amount of $350,000.00. Such amount shall accrue interest at the rate of 9% per annum, paid monthly, from the Effective Date until the date on which such amount is paid to Soldati. The accrued interest shall be payable to Soldati on such payment date. If the $350,000 is not paid by December 31, 1997, interest shall begin accruing at the rate of 18% until paid.

  4. Issuance of Stock. Silverado shall issue to Soldati 300,000 shares of Silverado's common stock (the "Settlement Shares"). Following the execution of this Agreement, Silverado shall make application to the American Stock Exchange for the listing of such shares and deliver instructions to its transfer agent for the issuance of such shares. In addition, Silverado will, after receiving approval of listing by the American Stock Exchange, prepare a registration statement with the Securities and Exchange Commission to register these shares.

  5. Loan to Soldati. Silverado shall loan to Soldati the amount of $200,000, which loan shall be evidenced by a promissory note (the "Note"). The Note shall bear interest at the rate of 9% per annum, with interest payable at maturity, and the principal amount thereof together with any accrued interest shall be payable on the date 15 months from the date of the Note. The Note shall be secured by the Primary and Contingent shares (195,300) meaning as any of the Primary and Contingent shares are sold, Soldati must repay a portion of the principal (plus interest) back to Silverado. Soldati shall deliver to Silverado appropriate documents monthly evidencing the balance of the Primary and Contingent shares held. The parties acknowledge that the loan contemplated by this Section 5 was advanced to Soldati prior to the execution of this Agreement. If Soldati sells any of the Primary Shares or the Contingent Shares while any portion of the Note remains unpaid, Soldati shall within 30 business days of the settlement date of any such sale, pay to Silverado (i) one dollar per each share sold as a reduction of principal indebtedness, plus (ii) all accrued interest attributable to the amount of principal repaid.

  6.  Stock Price Guarantee.

      (a) Amendments. Section 4 of the Royalty Termination Agreement provided for certain stock price guarantees (the "Price Guarantee") by Silverado with respect to the Primary Shares and the Contingent Shares. Following the Effective Date, Soldati may sell, at his discretion, portions of the Primary Shares and Contingent Shares, subject to applicable securities laws and the repayment obligations of Section 5 hereof. However, following the Effective Date, the Price Guarantee shall not be in effect, except in accordance with the following schedule:

  Effective Date through December 31, 1997....Price Guarantee not in effect.



  January 1, 1998 through April 15, 1998......If the Net Sales Price (as defined in the Royalty Termination
                                              Agreement) is below $2.50 per
                                              share, the Price Guarantee will
                                              not be in effect. If the Net Sales
                                              Price is $2.50 per share or above,
                                              the Price Guarantee will be in
                                              effect.

  April 15, 1998 through August 14, 1998......Price Guarantee will be in effect.

  The Price Guarantee shall terminate as to the Primary Shares and the Contingent Shares after August 14, 1998. The Royalty Termination Agreement shall be deemed to be amended as set forth in this section.

      (b) Guarantee of Settlement Shares. In addition, the parties agree that Silverado shall guarantee the stock price of the Settlement Shares on the same terms as the Price Guarantee, except as follows: (i) the guaranteed Net Sales Price (as defined in the Royalty Termination Agreement) for the Settlement Shares shall be $1.25 per share, and (ii) the period of time in which sales must occur to be eligible for such guarantee shall commence on September 1, 1998 and end on August 31, 1999, and (iii) any amounts due under this guarantee for the Settlement shares shall be payable in cash. Soldati must notify Silverado of his intent to sell these shares at least 10 days prior to the date of the sale of such shares. If Silverado fails to pay any amount under this cash guarantee provision within 30 days from the date of sale of such shares, Soldati shall give written notice to Silverado of such failure to pay. If Silverado does not cure such failure to pay within 15 days after receipt of such notice, Silverado shall thereupon be deemed to be in default, and such amount in default shall bear interest from the end of the 15 day cure period until paid at the rate of 18% per annum paid monthly.

  7.  Investment Representations. Soldati represents and warrants as follows:

      (a) Access to Information. Respecting Silverado, its business, plans and financial condition, the terms of this transaction, and any other matters relating to this transaction: Soldati has received all materials which have been requested by Soldati; Soldati has had a reasonable opportunity to ask questions of Silverado and its representatives; and Silverado has answered all inquiries that Soldati or Soldati's representatives have put to it. Soldati has had access to all additional information necessary to verify the accuracy of the information set forth in this Agreement and any other materials furnished herewith and has taken all the steps necessary to evaluate the merits and risks of an investment as proposed hereunder.

      (b) Experience. Soldati or his representatives have such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect the interest of Soldati in connection with this transaction.

      (c) Risks. Soldati understands the various risks of an investment in Silverado as proposed herein and can afford to bear such risks, including, but not limited to, the risks of losing the entire investment.

      (d) No Registration. Soldati has been advised by Silverado that none of the shares of common stock of Silverado issuable hereunder (collectively, the "Securities") have been registered under the Act, that the Securities will be issued on the basis of the statutory exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the "Act") or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any Federal or state agency or self-regulatory organization where an exemption is being relied upon, and that Silverado's reliance thereon is based in part upon the representations made by Soldati in this Agreement. Soldati acknowledges that Soldati has been informed by Silverado of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, Soldati agrees that no sale, assignment, or transfer of any of the Securities shall be valid or effective, and Silverado shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of such Securities is registered under the Act, it being understood that the Securities are not currently registered for sale but that it is Silverado's intent to register these shares as discussed in Section 4 of this agreement, or (ii) such Securities are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the present time for the sale of the Securities, or (iii) such sale, assignment or transfer is otherwise exempt from registration under the Act. Soldati further understands that an opinion of counsel and other documents may be required to transfer the Securities. Soldati acknowledges that the Securities shall be subject to a stop transfer order and the certificate or certificates evidencing any Securities shall bear the following legend or a substantially similar legend and such other legends as may be required by state blue sky laws:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and neither such securities nor any interest therein may be offered, sold, pledged, assigned, or otherwise transferred unless (1) a registration statement with respect thereto is effective under the Act and any applicable state securities laws or (2) Silverado receives an opinion of counsel to the holder of such securities, which counsel and opinion are reasonably satisfactory to Silverado, that such securities may be offered, sold, pledged, assigned, or transferred in the manner contemplated without an effective registration statement under the Act or applicable state securities laws."

      (e) Investment Intent. Soldati will acquire the Securities for his own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and has no present intention of distributing or selling to others any of such interest or granting any participation therein except in the event when said shares are registered.

      (f) Blue Sky Legends. Soldati understands and agrees that certain legends required by the laws of the State of California may be placed on certificates representing the Securities.

      (g) Survival. Soldati acknowledges that the representations, warranties and Agreements made by him herein shall survive the execution and delivery of this Agreement and the issuance of the Securities hereunder.

  8. Release by Silverado. Except as to any claims arising under this Agreement, Silverado hereby releases and forever discharges Soldati from any and all claims, rights, causes of action, suits, demands, costs and expenses (including, without limitation, reasonable attorneys' fees) of any nature whatsoever, whether presently known or unknown, whether the same be upon statute, contract or tort, to the fullest extent permitted by law, which it has or may have, against Soldati.

  9. Release by Soldati. Except as to any and all of Silverado's and its agents, employees, officers, directors and shareholders obligations dealing with the Royalty Termination Agreement dated November 8, 1996 (as amended as to the Registration Rights Agreement dated November 8, 1996, as to any claims arising under this Agreement, except as to any claims arising under this Agreement, Soldati hereby releases and forever discharges Silverado and its agents, employees, officers, directors and shareholders from any and all claims, rights, causes of action, suits, demands, costs and expenses (including, without limitation, reasonable attorneys' fees) of any nature whatsoever, whether presently known, whether the same be upon statute, contract or tort, to the fullest extent permitted by law, which he has or may have, against Silverado except for Section 4 of the Royalty Termination Agreement dated November 8, 1996 related to the stock price guarantee.

  10. Restrictive Covenants. In the course of his employment with Silverado, Soldati has had access to proprietary information regarding Silverado, its customers and its business. Accordingly, the parties agree as follows:

      (a) Confidentiality. Soldati agrees that he will not divulge to anyone (other than Silverado or any persons employed or designated by Silverado) any knowledge or information of any type whatsoever of a confidential nature relating to the business of Silverado or any of its subsidiaries or affiliates, including without limitation all types of trade secrets (unless readily ascertainable from public or published information or trade sources). Soldati further agrees not to at any time disclose, publish or make use of any such knowledge or information of a confidential nature without the prior written consent of Silverado.

      (b) Diversion of Employees or Clients. Soldati agrees that during the period of two years following the Effective Date he shall not in any manner, directly or indirectly:

          (i) Entice, encourage or influence, or attempt to entice, encourage or influence, anyone who is an employee of Silverado at the time of such termination to quit or leave the employ of Silverado, or

          (ii) Solicit, induce or attempt to induce any person or entity who is a client or customer of Silverado at the time of such termination to cease being a client or customer of Silverado or divert or take away, or attempt to divert or take away, from Silverado the business or patronage of such clients or customers, it being the general intent hereof that during such two year period after the Effective Date Soldati will maintain a "hands off" policy with regard to Silverado's employees, clients and customers.

      (c) Noncompetition. Soldati covenants and agrees with Silverado that during the period commencing on the Effective Date and ending on the date two years after the Effective Date, he will not, either directly or indirectly, whether as agent or principal, or on his own, or with any other person, firm or company, or in any other capacity, in any manner engage within the United States of America in any business which involves the development, manufacture, sale or distribution of biscotti or similar products.

      (d) Silverado's Remedies. In the event of an actual or threatened breach by Soldati of the provisions of this Section 10, Silverado shall be entitled to an injunction restraining Soldati from breaching or continuing to breach the same; provided, however, that nothing herein stated shall be construed as prohibiting Silverado from pursuing any other remedies available to it for such breach or threatened breach, including but not limited to the recovery of damages from Soldati.

  11. Miscellaneous.

      (a) Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given, delivered and received (a) if delivered personally, or (b) if sent by facsimile, registered or certified mail (return receipt requested) postage prepaid, or by courier guaranteeing next day delivery, in each case to the party to whom it is directed at the addresses set forth below (or at such other address for any party as shall be specified by notice given in accordance with the provisions hereof, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective on the day so delivered; notices sent by registered or certified mail shall be effective on the third day after mailing; notices sent by facsimile shall be effective when receipt is acknowledged; and notices sent by courier guaranteeing next day delivery shall be effective on the earlier of the second business day after timely delivery to the courier or the day of actual delivery by the courier:

          (i)  if to Silverado:

                      Silverado Foods, Inc.
                      6846 South Canton, Suite 110
                      Tulsa, Oklahoma  74136
                      Fax:  (918) 491-6290
                      Attention:  President

          (ii)  if to Soldati:

                      Tim Soldati
                      3122 Devereux Court
                      Pleasanton, CA 94588
                      Fax:  (510) 484-9075

      (b) Agreement Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

      (c) Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

      (d) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflict of laws.

      (f) Entire Agreement. This Agreement and the exhibits hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing Agreements among them concerning such subject matter may be modified only by a written instrument duly executed by the party to be charged. No party has made any representations with respect hereto, other than those contained herein.

      (g) Attorneys' Fees. In the event of any litigation arising out of this Agreement, the party not prevailing in such proceedings shall pay the reasonable costs of the prevailing party in connection with such proceedings, including but not limited to attorneys' fees and expenses, witness fees and expenses and court costs.

      (h) Authority. Each of the parties represents and warrants to the other that (i) such party has the power and authority to enter this Agreement, and
  (ii) such party has been represented by counsel in connection with this Agreement and has carefully read and fully understands all aspects of this Agreement. Silverado's Board of Directors has taken all action necessary to approve the execution, delivery and performance of this Agreement, and the person signing below on behalf of Silverado is duly authorized to execute this Agreement.

      (i) Changes in Stock. In the event Silverado issues any shares of its capital stock as a stock dividend or subdivides the number of its outstanding shares through means such as a stock split, or in the event Silverado combines its outstanding shares through means such as a reverse stock split, then the amount repayable upon a sale of stock pursuant to Section 5 hereof and the amount of the Price Guarantee pursuant to the Royalty Termination Agreement shall be proportionately adjusted to reflect the original intent of the applicable agreements.

  IN WITNESS WHEREOF, this Agreement was executed by the parties as of the date first above written.

                                    SILVERADO FOODS, INC.



                                    By:/s/ DORVIN D. LIVELY
                                       ----------------------------------
                                    Name:  Dorvin D. Lively
                                         --------------------------------
                                    Title: Chief Financial Officer
                                          -------------------------------


                                    /s/ TIM SOLDATI
                                    ----------------------------------
                                    Tim Soldati